EXHIBIT 10.1

ADDENDUM TO EMPLOYMENT AGREEMENT
BETWEEN WILLIAM GREENE AND SURGE GLOBAL ENERGY, INC.

THIS AGREEMENT ("Agreement") is made as of December 31, 2007 by and between SURGE GLOBAL ENERGY, INC. a Delaware corporation ("Company"), and WILLIAM GREENE, an individual who resides in California ("Executive"), under the following circumstances:

A.	The Company entered into an employment contract with the Executive as of December 14, 2006 and for the employment period June 30, 2006 through December 31, 2007.

3. Term. The Company agrees to extend Executive’s employment contract term through June 30, 2008.

7.4  Severance.  If Executive's employment is terminated prior to June 30, 2008 due to a voluntary or involuntary change in control, Executive is entitled a ninety day (90) severance payment based on current compensation pursuant to section 4.

Except for the above term and severance, all other employment contract terms are unchanged and remain in force.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date and year first above written.

Company

SURGE GLOBAL ENERGY, INC.
By: /s/ David Perez
Name: David Perez
Title: Chief Executive Officer and Chairman of the Board

By: /s/ Thomas Page
Name: Thomas Page
Title: Compensation Committee Chair

Executive
By: /s/ William Greene
Dated: December 31, 2007